                 NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

     THIS NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (this "Agreement") is made as of April 1, 1998, by and between RENAISSANCE GOLF PRODUCTS, INC., a Delaware Corporation ("Renaissance"), and THE BALL MARKETING COMPANY, LLC ("LLC"), a Georgia limited liability company, WILLIAM TURRENTINE, an individual, WILLIAM CLARKE, an individual, and HUGH MACAULAY, an individual (collectively referred to as the "Undersigneds").

     This Agreement is entered into with reference to the following facts:

     A. The LLC has been engaged in the business of designing, developing, and distributing golf balls through a network of independent distributors (the "Business").

     B. Pursuant to the Asset Purchase Agreement of April 1, 1998, by and among the LLC, certain Interestholders of the LLC, and the Purchaser (the "Purchase Agreement"), the Purchaser is purchasing substantially all of the assets of the LLC and the business of the LLC as a going concern.

     C. The Undersigneds are the LLC and Interestholders of the LLC who will derive substantial benefit from the transactions contemplated by the Purchase Agreement.

     D. As a result of the Undersigneds' prior business activities and prior association with and/or employment by the LLC, the Undersigneds have detailed knowledge and posses confidential information concerning the business and operations of the LLC.

     E. After the closing of the transaction contemplated in the Purchase Agreement, the individual Undersigneds desire to continue to engage in the Business, subject, however, to the terms, conditions, and limitations set forth in this Agreement.

     F. In order to induce the Purchaser to consummate the transactions contemplated by the Purchase Agreement, the Undersigneds have agreed and the Purchaser has required the Undersigneds to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


1.   RESTRICTIVE COVENANTS.
     ---------------------

     1.1 The Undersigneds acknowledge and agree that: (i) the business contacts, customers, suppliers, technology, know-how, trade secrets, marketing and distribution techniques, and other aspects of the business of the LLC have been of value to the LLC, and have provided the LLC (and will hereafter provide the Purchaser) with substantial competitive advantage in the operation of its business, and (ii) by virtue of their previous relationships with the LLC as officers, managers, Interestholders, employees, and/or affiliates, the Undersigneds have detailed knowledge and possess confidential information concerning the business and operations of the LLC.

     1.2 It is hereby agreed that none of the Undersigneds shall, directly, or indirectly, for itself or themselves, or through or on behalf of any other person or entity including, without limitation, family members, trusts, or other business or estate planning arrangements engage in the following:

          (a) at any time, divulge, transmit, or otherwise disclose or cause to be divulged, transmitted, or otherwise disclose, any business contacts, client, distributor, or customer lists,

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technology, know-how, traded secrets, marketing techniques, supplier contacts, contracts, or other confidential or proprietary information of the LLC of whatever nature existing on or prior to the date hereof (provided, however, that for purposes hereof, information shall not be considered to be confidential or proprietary if (i) it is a matter of common knowledge or public record, (ii) it is generally known in the industry in which the Business is engaged, or (iii) the Undersigneds can demonstrate that such information was already known to the recipient thereof other than by reason of any breach of any obligation under this Agreement or any other confidentiality or non-disclosure agreement);

          (b) at any time during the period of the Purchase Agreement and for two years following the termination of the Purchase Agreement for any reason (the "Restrictive Period"), invest, carry on, engage, or become involved, either as an employee, agent, advisor, officer, director, stockholder (excluding ownership of not more than 3% of the outstanding shares of a publicly held Corporation if such ownership does not involve managerial or operational responsibility), manager, partner, joint venture, participant, or consultant, in any business enterprise (other than the Purchaser or any of its subsidiaries, affiliates, successors, or assigns) which (i) is located or operating, or soliciting customers located in the United States of America or any other country in which Purchaser sells products, and (ii) is or becomes, at any time during the Restrictive Period, engaged in the manufacture, assembly, sale, marketing, advertising, and distribution of golf balls or any golf related products. For purposes of this Agreement, golf related products shall mean products that are marketed or sold by Purchaser; and

          (c) at any time during the Restrictive Period initiate contact with any employee, consultant, or independent contractor of Purchaser for the purpose of hiring away such employee, consultant, or independent contractor from Purchaser, or solicit customers of the Purchasers.

     1.3 The parties acknowledge that Hugh Macaulay is currently working with Admark Systems which has some involvement with the golfing industry. Mr. Macaulay may continue to work with Admark for so long as the Company does not directly compete with the Purchaser's business.


2.   CORPORATE AND TRADE NAMES.
     -------------------------

          From and after the date hereof, the Undersigneds will not utilize the names "The Ball Company," "The Ball Marketing Company," or any confusingly similar names in connection with any business activities from and after the date hereof.


3.   CONSIDERATION.
     -------------

          In consideration for the covenants contained herein, the Purchaser has agreed to enter into the Asset Purchase Agreement to be executed in conjunction with this Agreement.


4.   REMEDIES.
     --------

     4.1 In the event of a breach of this Agreement by any of the Undersigneds, the precise amount of damages that may be suffered by the Purchaser of reason of such breach may be difficult to ascertain; accordingly, the parties hereby agree that, as liquidated damages (and not as a penalty) in respect of any such breach, the Purchaser, in its sole discretion, may choose to demand the sum of $20,000 as the sole and exclusive damages for the breach. The parties agree that the foregoing provision for liquidated damages, if chosen by Purchaser, constitutes a fair and reasonable estimate of the actual damages that might be suffered by reason of a breach of this Agreement by the Undersigneds. Alternatively, and in lieu of its right to demand liquidated damages as aforesaid, the

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Purchaser may elect to pursue and recover all actual damages, incurred by the
Purchaser as a result of such breach, insofar as they can be determined.

     4.2 The Undersigneds and the Purchaser hereby further acknowledge and agree that any breach by any of the Undersigneds, directly or indirectly, of the foregoing restrictive covenants will cause the Purchaser irreparable injury for which there is not adequate remedy at law. Accordingly, each of the Undersigneds expressly agrees that, in the event of any such breach or any threatened breach hereunder by any of the Undersigneds, directly or indirectly, the Purchaser shall be entitled, in addition to any and all other remedies available (including but not limited to the damages provided for in paragraph
4.1 above), to seek and obtain injunctive and/or other equitable relief to require specific performance of or prevent, restrain, and/or enjoin a breach under the provisions of this Agreement.


5.   MISCELLANEOUS.
     -------------

     5.1  Governing Law.  This Agreement shall be construed under and governed
          -------------
by the laws of the State of Utah without regard to any conflict of law provisions.

     5.2  Assignment.  The benefits and obligations of any party to this
          ----------
Agreement may not be assigned, except upon the written consent of the other party. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors and assigns.

     5.3  Entire Agreement.  This Agreement and the documents and other
          ----------------
agreements referenced herein contain the entire Agreement between the parties with respect to the subject matter hereof; all representations, promises, and prior or contemporaneous understandings between the parties with respect to the subject matter hereof, are merged into and expressed in this Agreement and such documents and other agreements; and any and all prior agreements between the parties with respect to the subject matter hereof are hereby canceled.

     5.4  Amendment.  This Agreement may be amended, modified, or supplemented
          ---------
only by an instrument in writing signed by the parties to this Agreement.

     5.5  Notices.  All notices, requests, demands, and other communications
          -------
hereunder shall be deemed to have been duly given on the date received if personally delivered, telecopied, or mailed by commercial express mail service:

          TO UNDERSIGNEDS:    THE BALL MARKETING COMPANY LLC
                              2250 Newmarket Parkway, Suite 130
                              Marrietta, Georgia  30067
                              Attn:  William Turrentine

                              William Turrentine
                              7235 Wynhill Drive
                              Atlanta, Georgia  30328

                              Hugh Macaulay
                              1331 Valley Reserve Drive
                              Kennesaw,  Georgia  30152

                              William Clarke
                              2250 New Market Parkway, Suite 130
                              Marietta, Georgia  30067

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          TO PURCHASER:       RENAISSANCE GOLF PRODUCTS, INC.
                              12187 South Business Park Drive, Suite 100
                              Draper, Utah  84020
                              Attn: John Hewlett

or to such other address or telecopier number which either party may notify the other party as provided above.

     5.6  Headings.  The headings of the Sections of this Agreement are for the
          --------
convenience of reference only, and do not form a part hereof, and in no way modify, interpret, or construe the meanings of the parties.

     5.7  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original and all of which shall constitute one Agreement.

     5.8  Waiver; Severability.  The failure of any of the parties to this
          --------------------
Agreement to require the performance of term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

     5.9  Dispute Resolution.  Any controversy, claim, or dispute among the
          ------------------
parties hereto arising out of or related to this Agreement or the breach hereto, which cannot be settled amicably by the parties, shall be submitted for mediation in Salt Lake City, Utah. In the event mediation is unsuccessful, the parties consent to the exclusive jurisdiction of an appropriate court within Salt Lake County, State of Utah, to hear and decide any controversy, claim, or dispute hereunder. The prevailing party in any legal action shall be entitled to recover its reasonable attorneys' fees and costs, as determined by the trial court.

     5.10 Company Authority.  The Undersigned signing on behalf of the LLC
          -----------------
represents and warrants that he has the requisite company authority from the LLC's management committee to execute this Agreement on behalf of the LLC, and that such signature is intended to be and is binding upon the LLC.

                          Continued on the next page.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

PURCHASER:                          UNDERSIGNED:

RENAISSANCE GOLF PRODUCTS, INC.     THE BALL MARKETING CO. L.L.C.
a Delaware corporation              a Georgia limited liability company



By: /s/ John B. Hewlett             By: /s/ William Turrentine
    ------------------------            ------------------------------
    John B. Hewlett,                    William Turrentine,
    Chief Executive Officer             Manager


UNDERSIGNED INTERESTHOLDERS:


/s/ William Turrentine
-------------------------------
WILLIAM TURRENTINE


/s/ William Clarke
-------------------------------
WILLIAM CLARKE


/s/ Hugh Macaulay
-------------------------------
HUGH MACAULAY


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